Exhibit 99.1


     Adept Technology, Inc. Approved for NASDAQ National Market Re-Listing


     LIVERMORE, Calif.--(BUSINESS WIRE)--Nov. 9, 2005--Adept Technology, Inc. (OTCBB:ADEO), a leading provider of intelligent vision-guided robotics and global robotics services, today announced that it has received notification from the NASDAQ Listing Qualifications Panel that its common stock has been approved for re-listing on the NASDAQ(R), subject to standard listing requirements. Trading on the NASDAQ National Market System is expected to commence with the opening of trading on Tuesday, November 15, 2005. Adept Technology has been trading on the OTC Bulletin Board under the trading symbol "ADEO", but will change its trading symbol to "ADEP" on the NASDAQ National Market System.
     Adept Technology currently has a market capitalization of just under $50 million, based on its closing share price on November 8, 2005 with just over 6.1 million shares outstanding.
     "Our re-listing on the NASDAQ represents a very significant event for the company," according to Robert H. Bucher, Adept Technology's Chairman and CEO. "We believe that our move back to the NASDAQ is an important step forward for the company and our shareholders, because we believe the stability and coverage of the NASDAQ National Market furthers our efforts to deliver growth and enhanced shareholder value. It also provides both the market visibility and access that are of paramount importance to institutional investors."
     For more information, please visit the Investor Relations page on Adept Technology's corporate website at http://www.adept.com.

     About Adept Technology, Inc.

     Adept Technology, Inc. designs, manufactures and markets robotic systems, motion control and machine vision technology for global markets including automotive, consumer electronics, consumer goods, disk drive, food, industrial tooling, medical devices, and pharmaceutical. Adept robots, controllers, and software are used for small parts assembly, material handling and packaging. Adept intelligent automation product lines include industrial robots, configurable linear modules, machine controllers for robot mechanisms and other flexible automation equipment, machine vision, and systems and applications software. Founded in 1983, Adept Technology is the largest U.S.-based manufacturer of industrial robots. More information is available at www.adept.com.

     Forward-Looking Statements

     This press release may contain certain forward-looking statements including statements regarding strategic initiatives, and value for our securities that involve a number of risks and uncertainties. The company's actual results and value of its securities could differ materially from the above forward-looking statements for a variety of reasons, including but not limited to, risk factors affecting the market for the company's common stock, its customers' ability to pay invoices in a timely manner; the risk that some of its customers may become insolvent; future economic, competitive and market conditions including those in Europe and Asia and those related to the company's strategic markets; risks of acceptance of the company's new or current products in the marketplace; the financial and operating risks and regulatory requirements associated with the company's international operations; the company's limited cash resources; the cyclicality of capital spending of the company's customers and lack of long-term customer contracts; the company's dependence on the continued growth of the intelligent automation market; the company's highly competitive industry; rapid technological change within the intelligent automation industry; the lengthy sales cycles for the company's products; the company's significant fixed costs which are not easily reduced; the risks associated with sole or single sources of supply and lengthy procurement lead times; the risks associated with the seasonality of the company's products; the risks associated with product defects; the potential delays associated with the development and introduction of new products or software releases; the company's ability to sell its products through systems integrators and original equipment manufacturers who may also promote competing products; or risks associated with variations in our gross margins based on factors which are not always in our control.

     For a discussion of risk factors relating to Adept's business, see Adept's annual report on Form 10-K for the fiscal year ended June 30, 2005 including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations and Factors Affecting Future Operating Results contained therein.


    CONTACT: Adept Technology
             Robert Strickland, 925-245-3413 (Investor Relations) investor.relations@adept.com
             Fax: 925-245-3510
             Janine Roth, 925-245-3400 (Press and Industry Analysts) janine.roth@adept.com
             Fax: 925-960-0427